UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 23, 2014

eCareer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-126514	20-2641871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2300 Glades Road, Suite 302E

Boca Raton, Florida 33434

(Address of principal executive offices)

Telephone – (877) 880-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Government and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2014 Tim Kardok tendered his resignation as the Company's president. Mr. Kardok will continue as a director of the Company. He will continue to work with the Company as a special consultant and will be compensated for these services.

Tim Kardok has no disagreement with the Company regarding its operations or financial disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eCareer Holdings, Inc.

Date: May 28, 2014	By: /s/ Joseph Azzata
Joseph Azzata
Chief Executive Officer
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